To: Charles Freund From: Ron Clarke, Chairman and CEO Date: September 1, 2020 Subject: Your New Role – CFO

Charles, we’re pleased to officially appoint you to the role of CFO for FLEETCOR.

In this role, your 2020 compensation is as follows:

i.2020 Cash. Your cash compensation for 2020 is:

1.Base Salary: $450,000 annualized.

2.Bonus: Bonus target of $168,750.

ii.2020 New Equity Grants.

1.Restricted Stock Grant: $880,000 (grant date value) in performance-based restricted stock that vest upon achievement of performance metrics and service requirements.

2.Stock Option Grant: $1,000,000 (grant date value) in time-based stock options that vest ratably.

Congratulations on your new role!

CC: Crystal Williams
1